NOWAUTO GROUP, INC. ANNOUNCES
FISCAL SECOND QUARTER 2011 RESULTS.

Building New Business in a Challenging Economy

Phoenix, Ariz., February 22, 2011. NowAuto Group, Inc. (NAUG:PK and NWAU.PK) today announced results for its fiscal 2011 second quarter ended December 31, 2010. The Company reported revenue of $1,039,677 million and a net loss of $0.07 per diluted share versus revenue of approximately $2,141,645 million and a net loss of $0.06 per diluted share in the prior year. During the quarter ended December 31, 2010 revenue declined over the prior quarter. The Company has a new line of business made up of contract purchases and third party point-of-sale transactions. This is projected to produce $391,000 in earnings and interest revenue. In accordance with GAAP, this is reflected as Investment in Purchased Contracts on the Balance Sheet and the profits will be recognized over the life of the contracts as the revenue is earned. However, when combined with the reported revenue in the current quarter, it represents a year-over-year increase in business.

The cost of charge-offs and defaults improved by 34% over the same quarter of the prior year as a result of increased credit criteria, improved contract management and system upgrades. Nevertheless, management has chosen to increase the bad debt accrual as a hedge against future potential losses. Operating income, defined as income before charge-offs and interest expense, declined 23% year-over-year and is a reflection of the increase in bad debt accrual.

“The present condition of the sub-prime and below sub-prime auto market has continued to impact our industry and our company” said CEO Scott Miller. “While we managed to increase contract purchases and third party point-of-sale transactions in the quarter, our challenge has been, and will continue to be on, maintaining accounts and collections. Our challenge in the current environment is to aggressively work with our customers to maintain active contracts. Nevertheless, we expect a difficult environment for the foreseeable future. Our commitment to customers and shareholders alike remains; NowAuto will do whatever it can to maintain productive contracts without placing imprudent demands on our customers” Miller said.

“We have improved our system of tracking and monitoring troubled accounts and this has aided in reducing the cost of charge-offs and increasing our customer base” said Chief Financial Officer Faith Forbis. “We continue to seek other ways to improve in these areas.”

About NowAuto Group, Inc.

NowAuto Group, Inc. operates two buy-here-pay-here used vehicle dealerships in Arizona. The Company manages all of its installment finance contracts and purchases installment finance contracts from a select number of other independent used vehicle dealerships.

Note to Investors

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding NowAuto Group, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecasted in such forward-looking statements.

NowAuto Group, Inc. assumes no obligation to update the information contained in this press release. NowAuto Group, Inc.’s forward-looking statements in this press release and future results may be materially impacted by any number of factors, any or all of which could have a negative impact on sales, operating results, financial and budgetary constraints. NowAuto Group, Inc.’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company’s Form-Qs and its Annual Report on Form 10-K. The statements made herein are independent statements of NowAuto Group, Inc. The inclusion, if any, of any third parties does not represent an endorsement of any NowAuto Group, Inc. products or services by any such third party.

For further information contact NowAuto Group, Inc. or visit the Company’s Web site at www.nowauto.com.

Contact:

NowAuto Group, Inc.
(602) 431-0015
ir@nowauto.com

Source: NowAuto Group, Inc.